UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 30, 2024
Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244
(Address of principal executive offices, including Zip Code)

(443) 407-7564
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CNXA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

A press release announcing compliance with the Equity Rule (as defined below) is being furnished as an exhibit to this report.

Item 8.01 Other Events

On January 30, 2024, Connexa Sports Technologies Inc. (the “Company”) received a letter from Nasdaq confirming that following the receipt of a an investment of $16.5 million as disclosed in the Company’s current report filed on Form 8-K on January 24, 2024 (i) the Company has regained compliance with the minimum shareholder equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasadaq Hearing Panel’s (“Panel”) decision dated April 12, 2023, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (“Staff”) finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Ruel 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

It is further reported that, in application of Listing Rule 5815(d)(4)(B), the Company is also subject to a mandatory panel monitor in respect of its period filing requirements in Listing Rule 5250(c)(1) (the “Periodic Filing Rule”) for a period of one year from October 11, 2023. If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Periodic Filing Rule, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the hearing panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 31, 2024 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.

Dated: January 31, 2024	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer